                                                                                               Exhibit 4.2

                                       CERTIFICATE OF DESIGNATIONS
                                                    of
                                     SERIES B JUNIOR PREFERRED STOCK
                                                    of
                                             MEDIMMUNE, INC.
                                     (Pursuant to Section 151 of the
                                    Delaware General Corporation Law)

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         MEDIMMUNE, INC., a corporation organized and existing under the General Corporation Law of the
State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY that pursuant to the authority vested in the Board of directors by the Restated Certificate of Incorporation of the
Corporation and in accordance with the provisions of Section 151 of the General Corporation Law of the
State of Delaware, the Board of Directors on July 9, 1997 adopted a resolution providing for the authorization of a series of Preferred Stock, as follows:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the
Corporation (hereinafter called the "Board of Directors: or the "Board") in accordance with the provisions of the Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

         Section I.  Designation and Amount.   The shares of such series shall be designated as "Series
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B Junior Preferred Stock" (the "Series B Junior Preferred Stock") and the number of shares constituting the Series B Junior Preferred Stock shall be six hundred thousand (600,000).  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall
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reduce the number of shares of Series B Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the
Corporation convertible into Series B Junior Preferred Stock.

         Section II.  Dividends and Distributions.
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(A)      Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B Junior Preferred Stock with respect to dividends, the holders of shares of Series B Junior Preferred Stock, in preference to the holders of
Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June,
September and December in each year (each such date being referred to herein as a  "Quarterly Dividend
Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of common Stock or a  subdivision of the outstanding shares of Common
Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding
Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Preferred Stock.  In the event the
Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of
Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of
Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock)
into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)      The Corporation shall declare a dividend or distribution on the Series B Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) provided that, in the event no dividend or distribution shall have been declared on the Common Stock During the period between any
Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of
$1.00 per share on the Series B Junior Preferred Stock shall nevertheless be payable on such subsequent
Quarterly Dividend Payment Date.

(C)      Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior
Preferred Stock from the Quarterly Dividend Payment Date next proceeding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly
Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a  Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment
Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series B
Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3.   Voting Rights.  The holders of shares of Series B Junior Preferred Stock shall
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have the following voting rights:

(A)      Subject to the provision for adjustment hereinafter set forth, each share of Series B Junior
Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common
Stock, then in each such case the number of votes per share to which holders of shares of Series B
Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of common Stock that were outstanding immediately prior to such event.

(B)      Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Junior Preferred
Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)      Except as set forth herein, or as otherwise provided by law, holders of Series B Junior
Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of common Stock as set forth herein) for taking any corporate action.

         Section 4.    Certain Restrictions.
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(A)      Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior
Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Preferred Stock outstanding shall have been paid in full, the corporation shall not:

(i)      declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior
Preferred Stock;

(ii)     declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior
Preferred Stock, except dividends paid ratably on the Series B Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)    redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior
(either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Preferred
Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking  junior (as to dividends and upon dissolution, liquidation and winding up) to the Series B Junior Preferred Stock; or

(iv)     redeem or purchase or otherwise acquire for consideration any shares of Series B Junior
Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)      The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5.    Reacquired Shares.    Any shares of Series B Junior Preferred Stock purchased or
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otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6.    Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or
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winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B
Junior Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared to the date of such payment, provided that the holders of shares of Series B Junior Preferred Stock shall be entitled to receive an aggregate amount per share subject to the provision for adjustment hereinafter set forth equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the
Series B Junior Preferred Stock, except distributions made ratable on the Series B Junior Preferred
Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of common Stock then in each such case the aggregate amount to which holders of shares of Series B Junior Preferred Stock were entitled immediately prior to such event under the provision in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7.    Consolidation Merger etc.  In case the Corporation shall enter into any
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consolidation merger combination or other transaction in which the shares of Common Stock are exchanged for our changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind) as the case may be into which or for which each share of Common Stock is changed or exchanged.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of
Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of
Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock)
into a greater or lesser number of shares of Common Stock then in each such case the amount set forth in  the preceding sentence with respect to the exchange or change of shares of Series B Junior Preferred
Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8.   No Redemption.  The shares of Series B Junior Preferred Stock shall not be
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redeemable.

         Section 9.  Rank.  The Series B Junior Preferred Stock shall rank, with respect to the payment
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of dividends and the distribution of assets junior to all series of any other class of the Corporation's
Preferred Stock.

         Section 10.   Amendment.  The Restated Certificate of Incorporation of the Corporation shall
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not be amended in any manner which would materially alter or change the powers preferences or special rights of the Series B Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Junior Preferred Stock voting together as a single class.

         IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board and Chief Executive Officer and attested by its Secretary this 11th day of
July, 1997.
                                                              MEDIMMUNE, INC.

                                                              By:  /s/ Wayne T. Hockmeyer
                                                                      Wayne T. Hockmeyer
                                                                      Chief Executive Officer and
Chairman

Attest:
By:  /s/  Carol A. Iorio
        Carol A. Iorio
        Corporate Secretary